Exhibit 99.1
NEWS RELEASE
Visteon Announces Second Quarter 2006 Results and Raises Full Year Guidance
Highlights
•	Second quarter 2006 net income of $50 million

•	Positive free cash flow

•	$800 million secured term loan financing completed

•	Significant new business wins

•	Full year 2006 EBIT-R guidance raised
VAN BUREN TOWNSHIP, Mich., Aug. 1, 2006 — Visteon Corporation (NYSE:VC) today announced second quarter results demonstrating continued progress toward achieving its three-year improvement plan. For the second quarter 2006, Visteon reported net income of $50 million or $0.39 per share compared to a loss of $1.2 billion or $9.85 per share in the second quarter 2005.
“We are pleased with our strong second quarter results and our momentum in implementing our three-year plan,” said Michael F. Johnston, chairman and chief executive officer. “Our operating results were better than both the second quarter of 2005 and the first quarter of this year, and we continue to make solid progress in our restructuring efforts, in improving our base operations and in growing our global business.”
Second Quarter 2006 Results
For the second quarter 2006, product sales were $2.86 billion and services sales were $138 million. Sales for the same period a year ago totaled $5.0 billion. Product sales were lower by $2.14 billion due to the Oct. 1, 2005, transaction with Ford that transferred 23 Visteon facilities to Automotive Components Holdings (ACH), LLC, a Ford-managed business entity.
Visteon’s net income of $50 million, or $0.39 per share, for the current quarter included $22 million of non-cash asset impairments related to the company’s restructuring actions and an extraordinary gain of $8 million associated with the acquisition of a lighting facility in Mexico. Also as previously indicated, Visteon recognized a $49 million benefit in the quarter related to the relief of post-employment benefits for Visteon salaried employees associated with two ACH manufacturing facilities transferred to Ford Motor Company. Income tax expense of $17 million in the quarter included a $14 million benefit from the restoration of deferred tax assets related to the company’s Brazilian operations.
EBIT-R, as defined, was $119 million for the second quarter 2006, an increase of $47 million from the $72 million reported in the first quarter 2006. EBIT-R for the second quarter 2005 was a loss of $33 million.
Half Year Results
For the first half 2006, product sales were $5.7 billion and services sales were $283 million. More than half of the company’s product sales were generated from customers other than Ford, demonstrating

Contact(s):	Media Inquiries	Analyst Inquiries	Visteon Corporation
	Kimberley Goode	Derek Fiebig	One Village Center Drive
	734-710-5000	734-710-5800	Van Buren Twp., Mich., 48111
	kgoode@visteon.com	dfiebig@visteon.com

continued progress in diversifying Visteon’s customer base. Sales for the same period a year ago totaled $10.0 billion, of which non-Ford sales were 35 percent. Product sales were lower by $4.3 billion due to the sale of certain plants in North America pursuant to the ACH transactions completed in October 2005.
Visteon’s net income of $53 million, or $0.41 per share, for the first six months reflects improved operating performance and the financial benefit of the ACH transactions with Ford. The half year results include $22 million of non-cash asset impairments related to the company’s restructuring actions and an extraordinary gain of $8 million associated with the acquisition of a lighting facility in Mexico. Also as previously indicated, Visteon recognized a cumulative benefit of $72 million in the first half of 2006 related to the relief of post-employment benefits for Visteon salaried employees associated with two ACH manufacturing facilities transferred to Ford.
For the first half 2005, Visteon reported a net loss of $1.401 billion or $11.15 per share. These results included $1.176 billion, or $9.36 per share, of non-cash asset impairments.
EBIT-R for the first half 2006 totaled $191 million, increasing $329 million from a first half 2005 EBIT-R loss of $138 million.
Free Cash Flow and Financing Activities
Free cash flow of $10 million for the quarter was an improvement of $127 million over the first quarter 2006. Free cash flow was lower than the second quarter 2005 in which Visteon received the benefit of accelerated payment terms from Ford as part of the funding agreement.
During the second quarter 2006, Visteon closed on a seven-year $800 million secured term loan. Proceeds from the loan were used to repay amounts outstanding under the company’s existing credit facilities that were scheduled to expire in June 2007, including a $350 million 18-month term loan and a $241 million delayed draw term loan.
In connection with this financing, Visteon repaid $50 million of borrowings under the company’s $772 million multi-year secured revolving credit facility and reduced the amount available under that facility to $500 million. Visteon expects to eliminate the multi-year revolver upon completion of new U.S. and European five-year revolving credit facilities. The company has received commitments for these facilities totaling $700 million from JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., and expects to complete these transactions in the third quarter, subject to market conditions.
Proceeds were also used to repurchase $150 million of the company’s 8.25 percent notes that are due in 2010. This repurchase resulted in a gain of $8 million in the second quarter which was offset by expense associated with debt issuance costs related to the extinguished credit facilities.
As of June 30, 2006, Visteon had $836 million of cash and total debt of $2.0 billion and was well within the limits of its financial covenants in its existing credit facilities.
“Effectively managing the drivers of free cash flow is a top priority for everyone within the Visteon organization,” said James F. Palmer, executive vice president and chief financial officer. “We are taking steps at every level to continue strengthening our cash flow position, while appropriately investing in the business for the future.”

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New Business Wins
The company continues to win new business from a diverse range of customers across each of the company’s key product lines. Significant wins in North America include DaimlerChrysler programs in Climate and Lighting and Honda programs in Interiors. Additionally during this period, Visteon was awarded Climate business in Asia from Hyundai and in Europe from Ford.
“Our business wins speak to the strength of our focused product portfolio and our ability to deliver the innovation and quality our customers expect,” said Donald J. Stebbins, president and chief operating officer. “These wins demonstrate that we are executing on every aspect of our three-year plan, including growing the business through product innovation, customer diversification, profitable sales growth and leveraging technology for global competitive advantage.”
Outlook
Third quarter 2006 is expected to be challenging, reflecting seasonally low production volumes globally. Visteon is raising its estimate for 2006 full year EBIT-R to a range of $170 million to $200 million. Additionally, the company still expects to generate about $50 million of free cash flow and expects 2006 full-year product sales of approximately $11.0 billion.
“Our momentum and the actions we are taking to address the business dynamics we are facing give us confidence that we will continue to make progress in achieving and where possible, accelerating our three-year plan,” Johnston added. “We are increasing our outlook for earnings, reaffirming our outlook for positive free cash flow and reiterating our expectation for continued year-over-year improvement during the three-year improvement plan.”
Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 24 countries and employs approximately 47,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including general economic conditions, including changes in interests rates and fuel prices; the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our existing credit agreements and indentures; the financial distress of our suppliers, or other significant suppliers to our customers, and possible disruptions in the supply of commodities to us or our customers; our ability to implement, and realize the anticipated benefits of, restructuring and other cost-reduction initiatives and our successful execution of internal performance plans and other productivity efforts; the timing and expenses related to restructurings, employee reductions, acquisitions or dispositions; increases in raw material and energy costs and our ability to offset or recover these costs; the effect of pension and other post-employment benefit obligations; increases in our warranty, product

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liability and recall costs; the outcome of legal or regulatory proceedings to which we are or may become a party; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005). We assume no obligation to update these forward-looking statements.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for full-year 2006 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

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VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three-Months Ended		Six-Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net sales
Products	$2,863	$5,003	$5,679	$9,990
Services	138	—	283	—

	3,001	5,003	5,962	9,990

Cost of sales
Products	2,553	4,760	5,126	9,600
Services	137	—	281	—

	2,690	4,760	5,407	9,600

Gross margin	311	243	555	390

Selling, general and administrative expenses	194	274	362	524
Asset impairments	22	1,176	22	1,176
Restructuring expenses	12	—	21	7
Reimbursement from Escrow Account	12	—	21	—

Operating income (loss)	95	(1,207)	171	(1,317)

Interest expense, net	38	31	77	60
Equity in net income of non-consolidated affiliates	12	8	19	14

Income (loss) before income taxes, minority interests, change in accounting and extraordinary item	69	(1,230)	113	(1,363)

Provision (benefit) for income taxes	17	(2)	47	20
Minority interests in consolidated subsidiaries	10	10	17	18

Net income (loss) before change in accounting and extraordinary item	42	(1,238)	49	(1,401)
Cumulative effect of change in accounting, net of tax	—	—	(4)	—

Net income (loss) before extraordinary item	42	(1,238)	45	(1,401)
Extraordinary item, net of tax	8	—	8	—

Net income (loss)	$50	$(1,238)	$53	$(1,401)

Per share data:
Basic and diluted earnings (loss) per share before change in accounting and extraordinary item	$0.33	$(9.85)	$0.38	$(11.15)

Cumulative effect of change in accounting, net of tax	—	—	(0.03)	—

Basic and diluted earnings (loss) per share before extraordinary item	0.33	(9.85)	0.35	(11.15)
Extraordinary item, net of tax	0.06	—	0.06	—

Basic and diluted earnings (loss) per share	$0.39	$(9.85)	$0.41	$(11.15)

Average shares outstanding (millions)
Basic	127.8	125.7	127.5	125.6
Diluted	127.9	125.7	127.6	125.6

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	June 30	December 31
	2006	2005
ASSETS
Cash and equivalents	$836	$865
Accounts receivable, net
Ford Motor Company	616	618
Non-Ford Motor Company	1,208	1,120
Inventories, net	570	537
Other current assets	238	205

Total current assets	3,468	3,345

Equity in net assets of non-consolidated affiliates	210	226
Property and equipment, net	3,029	2,973
Other non-current assets	190	192

Total assets	$6,897	$6,736

LIABILITIES AND SHAREHOLDERS’ EQUITY / (DEFICIT)

Short-term debt, including current portion of long-term debt	$131	$485
Accounts payable	1,710	1,803
Employee benefits, including pensions	265	233
Other current liabilities	437	438

Total current liabilities	2,543	2,959

Long-term debt	1,910	1,509
Postretirement benefits other than pensions	699	724
Postretirement benefits payable to Ford Motor Company	127	154
Employee benefits, including pensions	653	647
Deferred income taxes	212	175
Other non-current liabilities	447	382
Minority interests in consolidated subsidiaries	249	234

Shareholders’ equity / deficit
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 128 million and 129 million shares outstanding, respectively)	131	131
Stock warrants	127	127
Additional paid-in capital	3,397	3,396
Accumulated deficit	(3,387)	(3,440)
Accumulated other comprehensive loss	(181)	(234)
Other	(30)	(28)

Total shareholders’ equity / (deficit)	57	(48)

Total liabilities and shareholders’ equity / (deficit)	$6,897	$6,736

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three-Months Ended		Six-Months Ended
	June 30		June 30
	2006	2005	2006	2005
Cash provided from (used by) operating activities

Net income (loss)	$50	$(1,238)	$53	$(1,401)

Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	106	180	208	356
Postretirement benefit relief	(49)	—	(72)	—
Asset impairments	22	1,176	22	1,176
Extraordinary item, net of tax	(8)	—	(8)	—
Equity in net income of non-consolidated affiliates, net of dividends remitted	(4)	13	3	16
Other non-cash items	(4)	1	(4)	23
Changes in assets and liabilities:
Accounts receivable	(13)	71	(11)	48
Inventories	(20)	41	(19)	(17)
Accounts payable	(74)	(32)	(173)	108
Other assets and liabilities	102	115	77	196

Net cash provided from operating activities	108	327	76	505

Cash provided from (used by) investing activities

Capital expenditures	(98)	(150)	(183)	(277)
Proceeds from sales of assets	4	16	11	35
Other investments	—	(7)	—	(16)

Net cash used by investing activities	(94)	(141)	(172)	(258)

Cash provided from (used by) financing activities

Proceeds from debt, net of issuance costs	805	1	1,176	34
Principal payments on debt	(706)	(122)	(983)	(135)
Repurchase of unsecured debt securities	(141)	—	(141)	—
Other, including book overdrafts	(30)	(37)	(9)	(54)

Net cash (used by) provided from financing activities	(72)	(158)	43	(155)

Effect of exchange rate changes on cash	13	(14)	24	(21)

Net (decrease) increase in cash and equivalents	(45)	14	(29)	71

Cash and equivalents at beginning of period	881	809	865	752

Cash and equivalents at end of period	$836	$823	$836	$823

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding non-GAAP financial measures of “EBIT-R” and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest US GAAP financial measure below.
EBIT-R: EBIT-R represents net income (loss) before net interest expense, provision for income taxes and extraordinary item and excludes impairment of long-lived assets and net unreimbursed restructuring charges. Management believes EBIT-R is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities.

	Three-Months Ended		Six-Months Ended		FY 2006
	June 30		June 30		Estimate
	2006	2005	2006	2005
Net income (loss)	$50	$(1,238)	$53	$(1,401)	$(109)	–	$(79)

Interest expense, net	38	31	77	60			155
Provision (benefit) for income taxes	17	(2)	47	20			110
Asset impairments	22	1,176	22	1,176			22
Extraordinary item, net of tax	(8)	—	(8)	—			(8)
Net unreimbursed restructuring expense	—	—	—	7			—

EBIT-R	$119	$(33)	$191	$(138)	$170	–	$200

EBIT-R is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBIT-R may not be comparable to other similarly titled measures of other companies. Additionally, EBIT-R is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
Free Cash Flow: Free cash flow represents cash flow from operating activities less capital expenditures. Management believes that free cash flow is useful in analyzing the Company’s ability to service and repay its debt and it uses the measure for planning and forecasting future periods, as well as in compensation decisions.

	Three-Months Ended		Six-Months Ended		2006
	June 30		June 30		Estimate
	2006	2005	2006	2005
Cash provided from operating activities	$108	$327	$76	$505	$450

Capital expenditures	(98)	(150)	(183)	(277)	(400)

Free cash flow	$10	$177	$(107)	$228	$50

Free cash flow is not a recognized term under U.S. GAAP and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses.